Contact:
Stephen J. Schoepfer, President & COO
JAG Media Holdings, Inc.
(888) 828-4174
steve@jagnotes.com

JAG Media Holdings, Inc. Announces Receipt of Letter from CryptoMetrics, Inc.
Regarding No Further Extensions of Merger Agreement

Boca Raton, FL, June 18, 2008 - JAG Media Holdings, Inc. (OTC PINK SHEETS: JAGH) announced today that it received a letter from CryptoMetrics, Inc. this morning wherein CryptoMetrics informed the Company “that CryptoMetrics has decided not to extend the Automatic Termination Date [which last expired on April 30, 2008] and therefore the Merger Agreement has by its terms been terminated, and is void and of no force or effect . . .”

The Company is currently in discussions with other companies regarding alternative merger transactions.

A copy of the letter received from CryptoMetrics will be filed by the Company on Form 8-K, which will be available on EDGAR.

About JAG Media Holdings, Inc.

JAG Media Holdings, Inc. is a provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product.